                           PartnerRe Ltd.                           Exhibit 11.1
        Computation of Net Income per Common and Common Equivalent Share
                 For the Six Months Ended June 30, 2001 and 2000
       (Expressed in thousands of U.S. dollars, except per share amounts)

                                            For the Six Months Ended June 30, 2001      For the Six Months Ended June 30, 2000
                                            --------------------------------------      --------------------------------------
                                               Income         Shares       Per-Share   Income          Shares       Per-Share
                                             (Numerator)  (Denominator)      Amount  (Numerator)    (Denominator)    Amount
                                             -----------  -------------      ------  -----------    -------------    ------

Net income                                    $149,100                                 $74,837
Less: Preferred stock dividends                 10,000                                  10,000
                                              --------                                 -------

Basic Net Income Per Share
Net income available to common shareholders    139,100      50,127.4         $2.77      64,837         49,238.7       $1.32
                                                                             =====                                    =====

Effect of Dilutive Securities:

       Class A and B Warrants                                  908.3                                      795.8
       Stock Options                                           566.0                                      432.0
                                              --------      --------                   -------         --------

Diluted Net Income Per Share
Net income available to common shareholders   $139,100      51,601.7         $2.70     $64,837         50,466.5       $1.29
                                              ========      ========         =====     =======         ========       =====

                                PartnerRe Ltd.
       Computation of Net Income per Common and Common Equivalent Share
               For the Three Months Ended June 30, 2001 and 2000
      (Expressed in thousands of U.S. dollars, except per share amounts)

                                        For the Three Months Ended June 30, 2001         For the Three Months Ended June 30, 2000
                                        ----------------------------------------         ----------------------------------------
                                              Income         Shares         Per-Share      Income        Shares        Per-Share
                                            (Numerator)   (Denominator)      Amount     (Numerator)  (Denominator)       Amount
                                            -----------   -------------      ------     -----------  -------------       ------
Net income                                    $53,154                                     $51,549
Less: Preferred stock dividends                 5,000                                       5,000
                                              -------                                     -------

Basic Net Income Per Share
Net income available to common shareholders    48,154      50,134.8         $0.96          46,549      49,172.8         $0.95
                                                                            =====                                       =====

Effect of Dilutive Securities:

     Class A and B Warrants                                   915.2                                       858.8
     Stock Options                                            601.3                                       496.2
                                              -------      --------                        ------      --------

Diluted Net Income Per Share
Net income available to common shareholders   $48,154      51,651.3         $0.93         $46,549      50,527.8         $0.92
                                              =======      ========         =====         =======      ========         =====